Exhibit 4(a)4


                                CONTRACT NO. 02.2.072.3.1, OF FINANCING THROUGH MEANS OF OPENING OF CREDIT, MADE AND EXECUTED BY AND BETWEEN BANCO NACIONAL DE


BANCO NACIONAL DE DESENVOLVIMENTO ECONOMICO E SOCIAL - BNDES, hereinafter referred to simply as BNDES, a federal public company, with its headquarters in Brasilia, Distrito Federal, and with services offered in that city, at 100 Republica do Chile Avenue, its C.N.P.J. registration number being 33.657.248/0001-89, by its representatives signed below;

and

EMPRESA ENERGETICA DE MATO GROSSO DO SUL S.A. - ENERSUL, hereinafter denominated BENEFICIARY, a Brazilian corporation, located in Campo Grande, State of Mato Grosso do Sul, at s/n Gury Marques Avenue, its registration number being 15.413.826/0001-50, by its representatives signed below; and also appearing as INTERVENING PARTIES:

I- AGENCIA NACIONAL DE ENERGIA ELETRICA - ANEEL, autarchy in a special regime, located at SGAN, QUADRA 603, MODULO J ANEX, Brasilia, Distrito Federal, its C.N.P.J. being 02.270.669/001-29, hereinafter denominated ANEEL, by its representatives signed below; and

II- BANCO DO BRASIL S.A., financial institution, located in Campo Grande, Estado de Mato Grosso do Sul, at 2202 Afonso Pena Avenue its C.N.P.J. 00.000.000/4817-85, hereinafter denominated simply BANK, by its representatives signed below;

have, amongst themselves, as just and agreed what is contained in the following clauses:

FIRST

NATURE, VALUE AND
-----------------
PURPOSE OF THE CONTRACT
-----------------------

BNDES, in course of the Emergency and Exceptional Program of Financial Support to the Concessionaires of Public Services of Electricity Distribution, created by the board of BNDES based on the Medida Provisoria no. 14, of December 21, 2001 and the resolution no. 90, of December 21, 2001, of the Chamber of Management of the Electricity Crisis- GCE, opens to the BENEFICIARY, through this Contract, credit amounted in R$ 71,552,795.04 (seventy-one million, five hundred fifty-two thousand, seven hundred ninety-five Reais and four cents), to be supplied by means of funds from the National Treasury, if statement in First Paragraph is kept.

FIRST PARAGRAPH

The utilization of the credit referred to in the caption is limited to the amount equivalent to 90% (ninety percent) of the amount due entitled as extraordinary fee re-composition of the

                                -1

Concession Contract firmed in December 4, 1997, between ANEEL and the BENEFICIARY, attained through the Emergency Program For the Reduction of Electricity Consumption, as in Medida Provisoria no. 14, of December 21, 2001 and Resolution no. 91, of December 21, 2001, of the Chamber of Management of the Electricity Crisis - GCE, excludes from this amount the parcel regarding the debt agreement of the distributors towards the generators relative to the free electricity acquired during the validity of the Emergency Program above mentioned.

SECOND PARAGRAPH

The credit herein opened is destined to supply part of the insufficiency of funds of the BENEFICIARY due to the reduction of earnings occurred during the validity of the Emergency Program For the Reduction of the Consumption of Electricity, with prioritized destination to the fulfilling of the liabilities owed to agents of the electricity sector.

SECOND

AVAILABILITY OF THE CREDIT
--------------------------

The credit will be of liquid assets to the BENEFICIARY, in parcels, after the probationary utilization conditions referred to in the Nineteenth Clause have been fulfilled.

SOLE PARAGRAPH

The unused parcel of credit will be readjusted until the date of its utilization, by the figures observed in the same period, of the average adjusted current yield of the daily loans regulated in the Sistema Especial de Liquidacao e de Custodia - SELIC.

THIRD

INTEREST
--------

Over the main part of the debt of the BENEFICIARY, there will be an interest rate of 1% (one percent) a year (entitled as `spread'), besides the average adjusted current yield of the daily financing regulated in the Sistema Especial de Liquidacao e de Custodia - SELIC.

SOLE PARAGRAPH


The interest will be calculated day-by-day by the proportional system and will be charged monthly from March 15,2002 on, along with installments of the main and at the expiration or liquidation of this contract, if Twenty Fifth Clause is kept.


                                -2

FOURTH


COMISSION OF CREDIT RESERVE
---------------------------

The BENEFICIARY will pay a commission of credit reserve of 0.1% (a tenth percent) to BNDES, chargeable for a period of 30 (thirty) days, or a fraction, and will happen in the following cases:


I- The unused balance of each parcel of credit, from the immediate day of its availability to the date of utilization, when its payment will be demanded; and

II- The unused balance of the credit from the day of its availability to the date of its cancellation, if effected by request of the BENEFICIARY, or by the initiative of BNDES, and its payment will be due at the date of the request, or of the decision of BNDES, whatever case be.

SOLE PARAGRAPH

The incidence of the commission which topics I and II, above mentioned, refer to, will occur in case of practice of a plan for availability of resources.

FIFTH

PROCESSING AND CHARGING OF THE DEBT
-----------------------------------

The charging of the main and due fees will be done by means of a Charging Notice sent by BNDES, beforehand, to the BANK, which will inform the BENEFICIARY and will transfer the due values to the checking account indicated by BNDES, in the form foreseen in First paragraph of Tenth Clause, aiming to liquidate those liabilities at their due dates.

FIRST PARAGRAPH

The non-receiving of the Charging Notice will not deliver the BANK from its obligations covered in this Contract or the BENEFICIARY from the obligation of paying the installments of main and fees on the dates established in this Contract.

SECOND PARAGRAPH

In case of an alteration of the SELIC rate between the first and fifteenth of a month, the difference, for more or less between the owed amount and the charged amount will be incorporated to the debt balance.

                                -3

SIXTH

AMORTIZATION
------------

The main of the debt resulting from this Contract must be paid to BNDES in 12 (twelve) installments, monthly and successive, according to Crescent Amortization System ("Tabela Price"), being the first installment due on March 15, 2002 , if the agreed upon in Twenty-Fifth Clause has been kept, the BENEFICIARY being committed to liquidate, with the last installment on February 15, 2003, all the liabilities resulting from this Contract, keeping the established in Paragraph Three of Tenth Clause, in Eleventh Clause and in section "b" of topic IV of Nineteenth Clause.

SEVENTH

RESERVE FOR MEANS OF PAYMENT
----------------------------

With the finality of assisting the payment of any liabilities resulting from this Contract, such as the main of the debt, interests, commissions, conventional fees and fine, the BENEFICIARY yields and transfers to BNDES, from this date on, and until the final liquidation of all liabilities resulting from this Contract, in an irrevocable and irretrievable manner, the product of the earnings from payments for the supplying of public services of distribution of electrical energy in the amount equivalent to 5.39% (five point thirty-nine percent) of its monthly gross income.

FIRST PARAGRAPH

After the ratification by ANEEL of the deadlines and amounts due to the BENEFICIARY, entitled as an extraordinary fee re-composition, distinguishing the installment regarding the debt agreement with the generating companies during the validity of the Emergency Program For the Reduction of Electricity Consumption, the percentage established in the caption can be revised, through the celebration of the contract amendment which section "b" refers to, of Topic IV of Nineteenth Clause, in a way to correspond to the income growth resulting from the extraordinary fee re-composition, being excluded the installment related to free electricity above mentioned.

SECOND PARAGRAPH

The rights and actions of BNDES resulting from the present contract, in special what regards the cession of the income as foreseen in the caption, will not be jeopardized by any modifications in the extraordinary fee re-composition, in what regards First Paragraph of First Clause, mainly those derived from the process of conversion into Law of Medida Provisoria no. 14, of December 21, 2001, or of administrative or judicial measures.

EIGHTH

PARTIAL CONCENTRATION OF THE CHARGING OF THE BENEFICIARY
--------------------------------------------------------

The BENEFICIARY will promote, during the validity of this contract, in its checking account no. 3239-5 (hereinafter denominated COLLECTING ACCOUNT), of the Agency 2609-3- XARAES, of the BANK, the charging of bills that may ensure the effective drawings

                                -4
corresponding to at least 10% of the gross income of the month immediately before, which resulted from the supplying of public services of electricity distribution.

NINTH

TRANSFERS TO THE LINKED ACCOUNT
-------------------------------

The BENEFICIARY, hereby, in an irrevocable and irretrievable manner, authorizes the BANK, because of the cession foreseen in Seventh Clause, to transfer, daily, all the product of the collection of income from the payment of services as stated in Eighth Clause, to checking account no. 5911-0 (hereinafter called LINKED ACCOUNT), of the Agency 2609-3-XARAES, of the BANK, until the worth transferred reaches the amount equivalent to 5.39% (five point thirty-nine percent) of the monthly income of the BENEFICIARY.

FIRST PARAGRAPH

It will be the duty of BENEFICIARY to inform BANK, with a copy to BNDES, until the 5th working day of each month, from this date on, the sum to be transferred to the LINKED ACCOUNT during the mentioned month, based on the gross income verified in the month immediately before.

SECOND PARAGRAPH

In case of a non-fulfillment, by BENEFICIARY, of the established in First Paragraph, BANK must transfer the totality of the funds received by charging.

TENTH

PAYMENT
-------

The BENEFICIARY herein authorizes, in an irrevocable and irretrievable manner, the BANK, for reason of the cession and transfer foreseen in Seventh and Ninth Clauses, to transfer at the account and order of BNDES, from the linked account to the checking account indicated by BNDES, the worth necessary to the payment of the installments of amortization of the main and accessories of the debt resulting from this Contract, in the amounts and deadlines stipulated by the Contract.

FIRST PARAGRAPH

It will be on the account BNDES to inform the BANK, through a charging notice, of the amount of funds to be transferred to the indicated checking account.

SECOND PARAGRAPH

In case of insufficiency of balance in the linking account for the payment of the installments of amortization of the main and of the accessories of the debt resulting from this Contract, the BENEFICIARY must provide the deposit of the amount necessary for the complete payment of such, after being informed by the BANK, as foreseen in topic V of Sixteenth Clause, with no

                                -5
jeopardy to the continuity of transfers to the LINKED ACCOUNT in what regards the Ninth Clause, until the percentage stated in it has been reached.

THIRD PARAGRAPH

In case of insufficiency of funds for 3 (three) consecutive months, the deadline for amortization, which Sixth Clause refers to, must be postponed by means of the celebration of an amendment to the Contract, so that the payment of the main and of the accessories of the debt may be accomplished with the new flow of assets, if the percentage of the monthly earnings of the BENEFICIARY foreseen in Seventh Clause has been kept.

ELEVENTH

ADVANCE PAYMENT
---------------

Every time that the LINKED ACCOUNT shows a sufficient balance for the paying off of one complete installment, a partial payment, equivalent to the installments about to be due must be effected, independent of the celebration of an amendment to the Contract. This payment shall be deducted from the debt balance, keeping the respective due payment dates.

FIRST PARAGRAPH

It shall be the duty of the BANK to verify the possibility of advance payment as referred to in the caption, to implement it, if possible, and inform BNDES of the total of the funds transferred.

SECOND PARAGRAPH

The BENEFICIARY herein obligates itself to liquidate this Contract in advance in case the amount entitled to it as Extraordinary Fee Re-composition has been integrally, in the way foreseen in fourth article of the Medida Provisoria no. 14, of December 21, 2001, obligating itself to liquidate the remaining debt balance on the 15th of the following month.

TWELFTH

EXCLUSIVE USAGE OF THE LINKED ACCOUNT
-------------------------------------

The LINKED ACCOUNT will be used exclusively in the ways foreseen in this Contract and utilized only for payments to BNDES, and the funds existent in it may be invested only in National Treasury bonds or in bonds covered by them, so long as the drawings be compatible with the obligations of this Contract and the profits be incorporated to the cession foreseen in Seventh Clause.

THIRTEENTH

PROHIBITION OF LINKING
----------------------

The BENEFICIARY must neither yield nor link the income yielded in the form of Seventh Clause to the favor of any other creditor.

                                -6

FOURTEENTH

SPECIAL OBLIGATIONS OF THE BENEFICIARY
--------------------------------------

The BENEFICIARY is obligated:

I- To fulfill, when fit, until the final liquidation of this Contract, the "DISPOSITIONS APPLICABLE TO CONTRACTS OF BNDES" ("DISPOSICOES APLICAVEIS AOS CONTRATOS DO BNDES"), approved by Resolution n. 665, of December 10, 1987, partially modified by Resolution n. 775, of December 16, 1991; by Resolution n. 863, of March 11, 1996; by Resolution n. 878, of September 4, 1996; by Resolution 894, March 6, 1997; Resolution 927, April 1, 1998 and by Resolution n. 976, of September 24, 2001, all by the board of directors of BNDES, published in Diario Oficial da Uniao (section I), of December 29, 1987; December 27, 1991; April 8, 1996; September 24, 1996;
        March 19, 1997; April 15, 1998; and October 31, 2001, respectively, the issues of which are handed to the BENEFICIARY herein, which after acknowledging all the contents of the referred prints, declares to accept them as an inherent and inseparable part of this Contract, for all legal purposes and effects;

II- To use the totals sum of the credit in the period of 12 (twelve) months, from the date of the signing of this Contract, with no loss of power BNDES before or after the final term of this Contract, covered by the guarantees constituted in this Contract, may extend the stated deadline, through expressed permission, in writing, independent of any other formality or registry;

III- To keep in a regular situation its obligations towards the environmental organs, throughout the validity of this Contract;

IV- To forward to BNDES, yearly, an Audit report, Balance Sheet and Chart of Results, with the evaluation of external auditors;

V- To send to BNDES monthly, reports displaying the estimated turnovers and the turnovers effectively collected by the BENEFICIARY in the month immediately before;

VI- To contract an Independent Audit company, if demanded by BNDES, to perform an accounting audit promoting the accomplishment of the obligations of the BENEFICIARY foreseen in this Contract, such company will be subject of the approval of BNDES, beforehand.

FIFTEENTH

OBLIGATIONS OF THE INTERVENING AGENCIA
--------------------------------------
NACIONAL DE ENERGIA ELETRICA - ANEEL
------------------------------------

The intervening AGENCIA NACIONAL DE ENERGIA ELETRICA - ANEEL, qualified in the introduction of this Contrast, obligates itself:

                                -7

I- To keep BNDES permanently informed of any fact that may come to jeopardize the reaching of the finality of the concession or its economical-financial balance;

II- Communicate previous and expressly to BNDES any modification to be promoted in the Contract of Concession in what regards the First Paragraph of the First Clause;

III- In case of an intervention in the concession, to look after the faithful accomplishment of the obligations foreseen in this Contract, including the cession foreseen in Seventh Clause; and

IV- In case of an extinction of the concession, to include in the new process of bid for the exploration of the services object of the Contract of Concession referred to in First Paragraph of First Clause, as a condition for the approval of the concession, the sub-pleading, by the new concessionaire, in the liabilities of the BENEFICIARY resulting from the present Contract.

SIXTEENTH

OBLIGATION OF THE INTERVENING BANK
----------------------------------

The intervening BANK BANESTES, qualified in the introduction of this Contract, obligates itself:

I- To inform immediately BNDES the failure to keep, by the BENEFICIARY, any of the obligations regarding the cession of income foreseen in Seventh Clause;

II- Not to respect any order, be it from BNDES or the BENEFICIARY, regarding the cession of the income foreseen in Seventh Clause, in disagreement with the present Contract, without the endorsement in writing from the other agreeing party;

III- To promote the transfer of the sums deposited in the COLLECTING ACCOUNT, according to the foreseen in Ninth Clause, as well as execute all the acts and procedures foreseen in the Contract to ensure the cession of the income foreseen in Seventh Clause;

IV- To promote the withholding and the transfer of sums deposited in the LINKED ACCOUNT after being informed by BNDES, as foreseen in First Paragraph of Tenth Clause, as well as execute all the actions and procedures foreseen in the Contract to ensure the cession of the income foreseen in Seventh Clause;

V- To inform the BENEFICIARY of the insufficiency of balance in the LINKED ACCOUNT for the payment of the installments of amortization of the main and the accessories of the debt resulting from this Contract, as well as the sum to be deposited by the BENEFICIARY for the complete payoff of such payment;

VI- To verify the possibility of advance payment in what regards Eleventh Clause, to implement it, if possible, and to inform BNDES of the total amount transferred;

                                -8

VII- To transfer the totality of the funds received in charging in the COLLECTING ACCOUNT to the LINKED ACCOUNT, in case of failure to fulfill, on the side of the BENEFICIARY, of what is stated in the First Paragraph of Ninth Clause;

VIII- To effect investment of the existent funds in the LINKED ACCOUNT exclusively in National Treasury Bonds or in titles covered by it, as long as the drawings are compatible with the obligations of this Contract and the fruit be incorporated to the cession foreseen in Seventh Clause; and

IX- To forward to BNDES, monthly, balance sheets of the COLLECTING ACCOUNT and the LINKED ACCOUNT.

SEVENTEENTH

PAYMENT OF COMPENSATION BY THE BANK
-----------------------------------

In case of non-fulfillment by the BANK of any of its obligations foreseen in this Contract, regardless of the other due sanctions, it shall be subject to the payment of indemnity to BNDES and/or the BENEFICIARY, as the case may require, for the damage derived from this fact.

EIGHTEENTH

SUBSTITUTION OF THE BANK
------------------------

The intervening BANK may be replaced, by determination of BNDES or after its approval, remaining, however, in the exercise of its functions until the new bank celebrates a contract of adhesion to this Contract, in form and substance satisfactory to BNDES, through which it will request the rights and obligations of the BANK.

NINETEENTH

CONDITIONS FOR THE UTILIZATION OF THE CREDIT
--------------------------------------------

The utilization of the credit, besides the fulfillment, when fit, of the conditions foreseen in 5th and 6th articles of the "DISPOSITIONS APPLICABLE TO CONTRACTS OF BNDES" ("DISPOSICOES APLICAVEIS AOS CONTRATOS DO BNDES"), above mentioned, and the established in the "NORMS AND INSTRUCTIONS OF ACCOMPANIMENT", ("NORMAS E INSTRUCOES DE ACOMPANHAMENTO", which 2nd article refers to of the same "DISPOSITIONS", will be subject to the following services

i- In order to use the first parcel of the credit: the opening, by the BENEFICIARY, of a checking account at BNDES.

ii- For usage of any parcel of the credit subsequent to the first: proof, by the BENEFICIARY, of the application of the parcel of the credit released before in the payment of debts due to agents of electricity sector.

                                -9
iii-     In order to use each parcel of credit:

a) The inexistence of any fact of economic-financial nature that, in the judgment of BNDES, may compromise the financing;

b) Presentation, by the BENEFICIARY, of a Negative Debt Certificate (Certidao Negativa de Debito) - CND, issued by the National Social Insurance Institute (Instituto Nacional do Seguro Social) - INSS, through the INTERNET, to be extracted by the ENEFICIARY verified by BNDES at: www.mpas.gov.br; and

iv- for utilization of any sum above R$ 21,934,720.91 (twenty-one million, nine hundred thirty-four thousand, seven hundred twenty Reais and ninety-one cents):

a) ratification, by ANEEL, of the deadlines and of the sum due to the BENEFICIARY, entitled as an extraordinary fee re-composition discriminating the parcel regarding the debt agreement of the distributors of electrical energy with the generators regarding free electricity attained during the validity of the Emergency Program for Reduction of the Electricity Consumption, determined and calculated with base on the methodology established by CGE;

b) celebration of an amendment to the Contract aiming to make compatible the deadline for the amortization with the validity of the extraordinary fee re-composition established by ANEEL, as well as, when fit, the revision of the percentage established in Seventh Clause, in terms of the ratification which topic "a" of this topic refers to.

TWENTIETH

NON-PAYMENT
-----------

In occurrence of non-payment of the obligations assumed by the BENEFICIARY, the established in articles 40 and 47 of the "DISPOSITIONS APPLICABLE TO CONTRACTS OF BNDES" ("DISPOSICOES APLICAVEIS AOS CONTRATOS DO BNDES"), which topic I of Fourteenth Clause refers to.

TWENTY-FIRST

CALCULATION FINE
----------------

In case of legal charging of the debt of resulting from this Contract, the BENEFICIARY will pay a fine of 10% (ten percent) over the main and liabilities of the debt, besides extra-judicial and legal expenses and law office fees, owed from the first dispatch by authorities in charge of the charging petition.

                                -10

TWENTY-SECOND

ADVANCE LIQUIDATION OF THE DEBT
-------------------------------

In case of advance liquidation of the debt, the guarantees will be released, applying the established in article 18, second paragraph, of the "DISPOSITIONS APPLICABLE TO CONTRACTS OF BNDES" ("DISPOSICOES APLICAVEIS AOS CONTRATOS DO BNDES") mentioned in incise I of Fourteenth Clause to the other obligations.

TWENTY-THIRD

ADVANCE DEADLINE
----------------

BNDES may declare this contract due in advance, with the requirement of the debt worth and immediate cancellation of any funding if, besides the cases foreseen in articles 39 and 40 of the "DISPOSITIONS APPLICABLE TO CONTRACTS OF BNDES" ("DISPOSICOES APLICAVEIS AOS CONTRATOS DO BNDES") mentioned in incise I of Fourteenth Clause, any of the below are confirmed by BNDES:

a) the inclusion of, in a partnership agreement, charter, or statute of the BENEFICIARY, or of the company that controls it, a device by which there is a requirement for a special "quorum" for deliberation or approval of issues that limit or surround the control of any of these companies by its respective controllers, or yet, the inclusion in those documents of a device that matters in:

i- restrictions to the growth capacity of the BENEFICIARY or to its technological development

ii-     restrictions to access of the BENEFICIARY to new markets; or

iii- restrictions or loss of the capacity of payment of the financial liabilities resulting from this operation

SOLE PARAGRAPH

In case of application of the funds granted by this Contract in a finality diverse to the one foreseen in First Clause, BNDES, with no jeopardy to the established in the caption of this Clause, will communicate the fact to the Federal Prosecution office, for the effects and purposes of Law n. 7,492 (Lei n(degree) 7.492), of June 16, 1986.

TWENTY-FOURTH

DECLARATION AND GUARANTEES
--------------------------

The BENEFICIARY declares and guarantees that the celebration of this Contract and the fulfillment of its obligations, in special the cession of income foreseen in Seventh Clause, does not constitute violation or non-fulfillment of any contract, agreement or other instruments which the BENEFICIARY be part of or which it is linked to.

                                -11

TWENTY-FIFTH

DUE DATE ON HOLIDAYS
--------------------

All deadlines of installments of amortization of the main and liabilities that occurs on Saturdays, Sundays or national Holidays, including the bank holidays will be, for all effects and purposes of this Contract, postponed to the first subsequent working day, the liabilities will be calculated until that date, and the following regular period of telling and calculation of the liabilities of this Contract will also start from that date on.

The BENEFICIARY has presented the Negative Debt Certificate (Certidao Negativa de Debito) - CND n. 097472001-06001020 issued on December 20, 2001, by the National Social Insurance Institute (Insituto Nacional do Seguro Social) - INSS.

The pages of the present Instrument are signed by Elizabeth Pinheiro Correa, lawyer of BNDES, by authorization of the legal representatives who sign it.

And having amongst themselves agreed upon this Contract as just and contracted, the parties hereto have hereunto signed the present document in 04 (four) copies, of equal content and for one sole effect, in the presence of the witnesses signed below.

signature sheet of the Contract of Financing Through Opening of Credit n. 02.2.053.3.1






By BNDES:

/s/ Jose Mauro Mettrau Carneiro da Cunha
/s/ Isaac Roffe Zagury
--------------------------------------------------------------------------------
BANCO NACIONAL DE DESENVOLVIMENTO ECONOMICO E SOCIAL- BNDES



By the BENEFICIARY:

/s/ Sergio Pereira Pires
/s/ Antonio Soares Diniz
--------------------------------------------------------------------------------
                  EMPRESA ENERGETICA DE MATO GROSSO DO SUL S.A.



By the INTERVENING PARTIES:

/s/ Jose Mario Miranda Abdo
/s/ Pablo Pedrosa
--------------------------------------------------------------------------------
                  AGENCIA NACIONAL DE ENERGIA ELETRICA - ANEEL


--------------------------------------------------------------------------------
                                -12

                                 BANCO DO BRASIL



WITNESSES:



---------------------------------------    -------------------------------------

                                -13

                                          AMENDMENT N. 1 TO THE CONTRACT OF
                                          FUNDING THROUGH MENAS OF OPENING OF
                                          CREDIT N.02.2.053.31, MADE AND
                                          EXECUTED BY AND BETWEEN BANCO NACIONAL
                                          DE DESENVOLVIMENTO ECONOMICO E
                                          SOCIAL-BNDES AND EMPRESA ENERGETICA DE
                                          MATO GROSSO DO SUL S.A. - ENERSUL,
                                          WITH INTERVENING OF OTHER PARTS, AS
                                          SHOWN BELOW:



BANCO NACIONAL DE DESENVOLVIMENTO ECONOMICO E SOCIAL- BNDES, hereinafter referred to simply as BNDES, a federal public company, with its headquarters in Brasilia, Distrito Federal, and with services offered in that city, at 100 Republica do Chile Avenue, its C.N.P.J. registration number being 33.657.248/0001-89, by its representatives signed below;

and


EMPRESA ENERGETICA DE MATO GROSSO DO SUL S.A. - ENERSUL, hereinafter denominated BENEFICIARY, a Brazilian corporation, located in Campo Grande, State of Mato Grosso do Sul, at s/n Gury Marques Avenue, its registration number being 15.413.826/0001-50, by its representatives signed below; and also appearing as INTERVENING PARTIES:


I- AGENCIA NACIONAL DE ENERGIA ELETRICA- ANEEL, autarchy in a special regime, located at SGAN, QUADRA 603, MODULO J ANEX, Brasilia, Distrito Federal, its C.N.P.J. being 02.270.669/001-29, hereinafter denominated ANEEL, by its representatives signed below; and

II- BANCO DO BRASIL S.A., financial institution, located in Campo Grande, Estado de Mato Grosso do Sul, at 2202 Afonso Pena Avenue its C.N.P.J. 00.000.000/4817-85, hereinafter denominated simply BANK, by its representatives signed below;

have, amongst themselves, as just and agreed to amend the Contract of Loan by means of opening of credit n. 02.2.072.3.1, hereinafter called simply CONTRACT, celebrated between BNDES and the BENEFICIARY on February 18, 2002, registered in microfilm with the number 541596 at the register of deeds of the county of Rio de Janeiro, State of Rio de Janeiro; and of the microfilmed registry number 190533, February 21, 2002, at the 4nd register of deeds of the county of Campo Grande, State of Mato Grosso do Sul, which this instrument is now part of, for all legal purposes and effects, through the following clauses:


                                     FIRST
                                     -----


ALTERATION OF THE AMOUNT OF CREDIT
Due to the approval by ANEEL of the sums due entitled as extraordinary fee re-composition relative to the period from June 1, 2001 to December 31, 2001 and of those inherent to the incorporation of the effects of the variations verified in the accounting period of 2001 of sums of "Parcel A" ("Parcela A") , BNDES and the BENEFICIARY agree in modifying to R$ 85,595,132.88(eighty five million , five hundred ninety five thousand, one hundred thirty two Reais and eighty eigh cents) the amount of credit open in the terms of First Clause of the CONTRACT.

FIRST PARAGRAPH
There will be a deduction of the parcel already released in the value of R$ 22,010,374.71 (twenty two million, ten thousand, tree hundred, seventy four Reais and seventy one cents, leaving the sum R$ 63,584,758.17 (a sixty three million, five hundred, eighty four thousand, seventy hundred fifty eight Reais and seventeen cents) yet to be released.


SECOND PARAGRAPH
The incidence of the established in Sole Paragraph of Second Clause in the Contract is excluded.



                                     SECOND
                                     ------


ALTERATION OF THE FINALITY OF THE CONTRACT
In consequence of the agreed upon in First Clause of this Amendment, the finality of the Contract, established in Second Paragraph of its First Clause is hereby altered, being thus: to supply part of the insufficiency of funds of the BENEFICIARY, with prioritized destination to the pay off of liabilities taken towards agents of the electricity sector, resulting from:


I) The reduction of income during the validity of the Emergency Program For Reduction of Electricity Consumption; and
II) Variations observed in the accounting period of 2001, of values of topics of "Parcel A" foreseen in the Contract of Concession ratified on December 4, 1997 between ANEEL and the BENEFICIARY, as displayed in 3rd Paragraph of 5th Article of Law 10,438(Lei 10.438), of April 26, 2002.


                                     THIRD
                                     -----


ALTERATION OF THE DEADLINE FOR AMORTIZATION
The main of the debt resulting from the CONTRACT must be paid to BNDES as seen below:

I) R$ 62,913,319.38 (sixty two million, nine hundred thirteen thousand, three hundred, nineteen Reais and thirty eight cents) in 38( thirty eight) monthly and successive installments, calculated according to the formula presented in Sixth Paragraph, the first installment will be due on March 15, 2002, keeping the agreed in Twenty Fifth Clause of the CONTRACT, and the last installment on April 15, 2005, keeping the agreed in First, Fourth and Fifth Paragraphs; and
II) R$ 22,681,813.50 (twenty two million, six hundred, eight one thousand, eighty hundred and thirteen Reais and fifty cents) in 14(fourteen) monthly and successive installments, the first installment will be due on May 15, 2005 keeping the agreed in Twenty Fifth Clause of the CONTRACT, and the BENEFICIARY has committed itself to liquidate, with the last installment on June 15, 2006, all the obligation derived from the CONTRACT, keeping the established in First and Fifth Paragraph.


FIRST PARAGRAPH
---------------
The deadlines for amortization of the debt foreseen in topics I and II may be altered due to the agreed in Third Paragraph of Tenth Clause and Eleventh Clause of the CONTRACT, and in Fifth Clause of the present Amendment, keeping the agreed in Second and Third Paragraphs.

SECOND PARAGRAPH
----------------
By no means will the deadline for amortization foreseen in topic I exceed the period of validity of the Extraordinary Fee Re-Composition of the BENEFICIARY to be published by ANEEL, according to the established in 1st Paragraph of 4th article of Law 10,438, of April 26, 2002.

THIRD PARAGRAPH
---------------
In case of alteration of the amortization deadline, foreseen in topic I , keeping the limit foreseen in Second Paragraph, the deadline for amortization foreseen in topic II will also be altered, so that the first installment always be due on the 15th of the month subsequent to the end of the period for amortization foreseen in topic I.

FOURTH PARAGRAPH
----------------
The installments paid before the celebration of this Amendment will not be recalculated due to the broadening of the deadline for amortization and will be considered for purposes of deduction from debt resulting from the parcel of credit foreseen in topic I.

FIFTH PARAGRAPH
---------------
The sum already released to the BENEFICIARY will be considered as part of the parcel of credit foreseen in topics I , as well as its future releases, until its complete utilization.

SIXTH PARAGRAPH
---------------
The calculation of the installments of each of the parcels of credit foreseen in topics I and II of the caption of this Clause will be performed according to the formula presented below:


                               [GRAPHIC OMITTED]



where:

AP = amortization of the main of each of the parcels of credit foreseen in topics I and II of the caption of this Clause;

SDV= debt balance of the main of each of the parcels of credit foreseen in topics I and II of the caption of this Clause at the due date.

M= number of installments of amortization not due of each of the parcels of credit foreseen in topics I and II of the caption of this Clause;

TM= average rate calculated as shown in the formula below:


                               [GRAPHIC OMITTED]

where:

J  = interest as defined in Fourth Clause of this Amendment

n = number of days of the period of calculation  ; and

SDVi = daily debt balance of each of the parcels of credit foreseen in topics I and II of the caption of this Clause.

                                     FOURTH
                                     ------


ALTERATION OF THE CLAUSE ABOUT INTEREST
---------------------------------------

About the main of the debt of the BENEFICIARY resulting from each of the parcels of credit foreseen in topics I and II in the caption of Third Clause of this Amendment there will be interest at the rate of 1% (one percent) per year (entitled as "spread"), above the adjusted average annual rate of the daily loans verified in the Special System of Liquidation and Custody (Sistema Especial de Liquidacao e Custodia)- SELIC



FIRST PARAGRAPH
---------------
The interest will be calculated by the proportional system according to the following formula:


                               [GRAPHIC OMITTED]


where:
J = interest

SDVi = daily debt balance of the main of each of the parcels of credit foreseen in topics I and II of the caption of this Clause

Txi = average annual adjusted rate of the daily loans verified in the System of Liquidation and Custody (Sistema de Liquidacao e Custodia)- SELIC for day "i"; and

n = number of days of the period of verification of the interest.


SECOND PARAGRAPH
----------------
The interest concerning the parcel of credit foreseen in topic II of Third Clause of this Amendment will be charged along with the respective amortization payment of main.

THIRD PARAGRAPH
---------------

The interest related to the parcel of credit foreseen in topic II of Third Clause of this Amendment must be capitalized on the 15th of each month since the release of the funds until the 15th immediately before the beginning of the amortization of the referred parcel of credit and will be chargeable monthly along with the respective amortization of main.

THIRD PARAGRAPH
---------------

The interest related to the parcel of credit foreseen in topic II of Third Clause of this Amendment must be capitalized on the 15th of each month since the release of the funds until the 15th immediately before the beginning of the amortization of the referred parcel of credit and will be chargeable monthly along with the respective amortization of main.

THIRD PARAGRAPH
---------------

The interest related to the parcel of credit foreseen in topic II of Third Clause of this Amendment must be capitalized on the 15th of each month since the release of the funds until the 15th immediately before the beginning of the amortization of the referred parcel of credit and will be chargeable monthly along with the respective amortization of main.

                                     FIFTH
                                     -----

ADVANCE PAYMENT
---------------
With no jeopardy to the established in Eleventh Clause of the CONTRACT, the BENEFICIARY obligates itself to liquidate in advance:

I) the debt derived from the parcel of credit which topic I of Third Clause of this Amendment refers to, in case the amount is due, entitled as an Extraordinary Fee Re-Composition, be integrally compensated during the period of amortization foreseen in the mentioned topic I; and
II) the debt resulting from the parcel of credit which topic II of Third Clause of this Amendment refers to, in case the amount is due, entitled as recovery of the variations verified in the accounting year of 2001 of the items of "Parcel A" ("Parcela A") foreseen in the Contract of Concession signed upon on December 4, 1997, between ANEEL and the BENEFICIARY be integrally compensated during the period amortization foreseen in the above mentioned topic II.



SOLE PARAGRAPH
--------------
The liquidation which topics I and II refer to must be paid by the BENEFICIARY on the 15th of the month following the issuing, by ANEEL, of the specific resolutions declaring the approved amount, entitled as an extraordinary fee re-composition or of recovery of the items of "Parcel A" ("Parcela A"), whichever the case, independent of specific charging by BNDES, keeping the agreed in Twentieth Clause of the CONTRACT.


                                     SIXTH
                                     -----

CONDITIONS FOR  THE UTILIZATION OF THE CREDIT
--------------  -----------------------------
The utilization of the credit, besides the fulfillment, when fit, of the conditions foreseen in Nineteenth Clause of the CONTRACT, is subject to the keeping of the following:

I) opening of a linked account at Banco do Brasil, Government Branch (2234-9), located at 105 Professor Lelio Gama st. 6th floor, Rio de Janeiro-RJ, in which the new releases of credit will credited, by BNDES, in the range of the CONTRACT.

II)     for the utilization of each parcel of credit:
---     ---------------------------------------------

a) the certification, by the BENEFICIARY, of the application of the parcel of credit released before in the payment of liabilities owed to agents of the electricity sector;
b) the presentation, by the BENEFICIARY, of a ratio of its debts due to agents of the Electricity Sector, including those resulting from the accounting of Operations of the Wholesale Market of Energy - MAE, if fit, properly certified by ANEEL, specifying: creditor, amount, purpose, and payment date; and
c) certification of the sending of mail to Banco do Brasil, Government Branch (2234-9), in satisfactory terms to BNDES, through which the BENEFICIARY determines, in an irretrievable and irrevocable manner, the transfer of funds from the linked account foreseen in topic I for the checking accounts of the creditor quoted in the above topic, keeping items "i" and "ii" below:
i) in case of insufficiency of funds to pay off the debts quoted in topic "b", the transfers must be performed to all the creditors, in proportion to their credits;
ii) the mailing quoted in this topic must obligatorily contain, at least, the following information inherent to the creditors quoted in topic "b": number of registration in the C.N.P.J. ; official company name; and data with information about the checking account in which to credit, such as, bank, name and number of the Branch.

                                    SEVENTH
                                    -------


CELEBRATION OF ANOTHER AMENDMENT TO THE CONTRACT
------------------------------------------------

After the ratification, by ANEEL, of the new period of validity of the extraordinary fee re-composition and of the amount due to the BENEFICIARY, concerning the months of January and February of 2002, discriminating the parcel concerning the debt agreement between the distributors and the generators regarding free electricity obtained during the validity of the Program for Reduction of the Electricity Consumption, there may be, at the discretion of BNDES and if there is any interest from the BENEFICIARY, the celebration of an Amendment to the CONTRACT aiming to establish a new amount of credit, obligating the deadline to become compatible with the validity of the extraordinary fee re-composition posted by ANEEL.

SOLE PARAGRAPH
--------------

Independent of the alteration of the deadline for amortization and of the amount of credit mentioned in the caption, the percentage which Seventh Clause of the CONTRACT refers to will be revised by the parties after the ratification referred to in this Clause, in a way to reflect the increase of income resulting from the extraordinary fee re-composition, excluding the parcel regarding the free energy, as well as the increase of income derived from the tariff growth associated to the compensation of the amount due to the BENEFICIARY entitled as recovery of the variations observed during the accounting period of 2001 of the items of "Parcel A", whichever the case be.

                                     EIGHTH
                                     ------

DEFINITION OF MONTHLY INCOME
----------------------------

As for the established in the Contract, Monthly income should be understood as the gross income of the BENEFICIARY, including in it all the taxes and liabilities paid by the consumer, except for the Tax charged for the Circulation of Goods and Services (Imposto sobre Circulacao de Mercadorias e Servicos)- ICMS


                                     NINTH
                                     -----

DECLARATION, GUARANTEES AND RIGHTS
----------------------------------
The BENEFICIARY declares and guarantees that the celebration of this Amendment and the fulfillment of its obligations does not constitute a violation or non-fulfillment of any contract, agreement or other instruments which the BENEFICIARY is part of or to which it is attached.


SOLE PARAGRAPH
--------------
The rights and actions of BNDES derived from the CONTRACT, in special what regards the cession of income foreseen in its Seventh Clause, will not be jeopardized by any modification in the extraordinary fee re-composition and in the mechanism of recovery of the insufficiency of resources resulting from the variations verified in the accounting year of 2001, of the amounts of the items of "Parcel A" foreseen in the contracts of concession of distribution of electrical energy, mainly those resulting from the process of conversion into law of Medida Provisoria n. 2,198-5 of august 24, 2001, and n. 14 of December 21, 2001or of administrative or legal measures.


                                     TENTH
                                     -----

AVAILABILITY OF CREDIT
----------------------
The credit will be available to the BENEFICIARY, in installments, after the fulfillment of the probationary conditions of utilization stated in Nineteenth Clause of the CONTRACT and Sixth Clause of this Attachment conditioned to the effective transfer of funds by the National Treasury, in the terms of 3rd Paragraph of 2nd Article of resolution n. 123/2002, of March 15, 2002, by the Chamber of Management of the Electricity Crisis.

                                    ELEVENTH
                                    --------


RATIFICATION
------------
All the Clauses and conditions of the CONTRACT are ratified by the agreeing parties and the intervening parties, when those do not collide with what has been established in this Attachment, keeping the guarantees given in the mentioned CONTRACT, not mattering the present attachment in its innovation.


                                    TWELFTH
                                    -------

REGISTRY
--------
The BENEFICIARY is obligated to proceed to the registration of this Attachment, in microfilm and CD-ROM, with the number 541596 on February 22, 2002, at the 4th register of deeds and documents of the county of Rio de Janeiro, State of Rio de Janeiro and register n190.533, book 8, n 197, at February 21, 2002, at 4nd register of deeds and documents of the county of Campo Grande, State of Mato Grosso do Sul, , mentioned in the introduction of this instrument, in the period of 30 (thirty) days counting from this present date


The BENEFICIARY has presented the Negative Debt Certificate (Certidao Negativa de Debito)- CND n. 065022002-06001020, issued on July 12, 2002, issued by the National Social Insurance Institute (Instituto Nacional do Seguro Social)- INSS

The pages of the present Instrument are signed by Elizabeth Pinheiro Correa, lawyer of BNDES, by authorization of the legal representatives who sign it.

And having amongst themselves agreed upon this Contract as just and contracted , the parties hereto have hereunto signed the present document in 04 (four) copies, of equal content and for one sole effect, in the presence of the witnesses signed below.


Rio de Janeiro, August 29, 2002


signature sheet of Amendment n. 1 to the Contract of Financing Through Opening of Credit n. 02.2.053.3.1



By BNDES:

/s/ Isaac Roffe Zagury
/s/ Mariza Gianinni
--------------------------------------------------------------------------------
BANCO NACIONAL DE DESENVOLVIMENTO ECONOMICO E SOCIAL- BNDES



By the BENEFICIARY:

/s/ Sergio Pereira Pires
/s/ Antonio Soares Diniz
--------------------------------------------------------------------------------
EMPRESA ENERGETICA DE MATO GROSSO DO SUL S.A.- ENERSUL



By the INTERVENING PARTIES:

/s/ Jose Mario Miranda Abdo
/s/ Issac Pinto Averbuch
--------------------------------------------------------------------------------
                  AGENCIA NACIONAL DE ENERGIA ELETRICA - ANEEL
                  --------------------------------------------



--------------------------------------------------------------------------------
                              BANCO DO BRASIL S.A.
                              --------------------



WITNESSES:


_____________________________       _______________________________

                                          AMENDMENT N. 2 TO THE CONTRACT OF
                                          FUNDING THROUGH MEANS OF OPENING OF
                                          CREDIT N.02.2.053.31, MADE AND
                                          EXECUTED BY AND BETWEEN BANCO NACIONAL
                                          DE DESENVOLVIMENTO ECONOMICO E
                                          SOCIAL-BNDES AND EMPRESA ENERGETICA DE
                                          MATO GROSSO DO SUL S.A. - ENERSUL,
                                          WITH INTERVENING OF OTHER PARTS, AS
                                          SHOWN BELOW:


BANCO NACIONAL DE DESENVOLVIMENTO ECONOMICO E SOCIAL- BNDES, hereinafter referred to simply as BNDES, a federal public company, with its headquarters in Brasilia, Distrito Federal, and with services offered in that city, at 100 Republica do Chile Avenue, its C.N.P.J. registration number being 33.657.248/0001-89, by its representatives signed below;

and


EMPRESA ENERGETICA DE MATO GROSSO DO SUL S.A. - ENERSUL, hereinafter denominated BENEFICIARY, a Brazilian corporation, located in Campo Grande, State of Mato Grosso do Sul, at s/n Gury Marques Avenue, its registration number being 15.413.826/0001-50, by its representatives signed below; and also appearing as INTERVENING PARTIES:

I- AGENCIA NACIONAL DE ENERGIA ELETRICA- ANEEL, autarchy in a special regime, located at SGAN, QUADRA 603, MODULO J ANEX, Brasilia, Distrito Federal, its C.N.P.J. being 02.270.669/001-29, hereinafter denominated ANEEL, by its representatives signed below; and

II- BANCO DO BRASIL S.A., financial institution, located in Campo Grande, Estado de Mato Grosso do Sul, at 2202 Afonso Pena Avenue its C.N.P.J. 00.000.000/4817-85, hereinafter denominated simply BANK, by its representatives signed below;

have, amongst themselves, as just and agreed to amend the Contract of Funding by means of opening of credit n. 02.2.072.3.1, hereinafter called simply CONTRACT, celebrated between BNDES and the BENEFICIARY on February 18, 2002, registered in microfilm and CD-ROM with the number 541596, February 22, 2002, at the 2nd register of deeds of the county of Rio de Janeiro, State of Rio de Janeiro, and the microfilm register number 190533, February 21,2002 at the 4nd register of August 29, 2002, hereinafter called AMENDMENT N.1 which this instrument is now part of, for all legal purposes and effects, through the following clauses:


                                     FIRST
                                     -----


ALTERATION OF THE AMOUNT OF CREDIT
----------------------------------
Due to the ratification by ANEEL of the sums due entitled as extraordinary fee re-composition relative to the period from January 1, 2002 to February 28, 2002, BNDES and the BENEFICIARY agree in modifying to R$ 100,766,992.57( one hundred million, seven hundred sixty six thousand, nine hundred ninety two Reais and fifty seven cents ) the value of credit open in the terms of First Clause of the CONTRACT.

FIRST PARAGRAPH
---------------
There will be a deduction of the parcel already released in the value of R$ 85,595,132.88 (eighty five million, five hundred ninety five thousand, one hundred thirty two Reais and eighty eight cents), leaving the sum R$

15,171,859.69 ( fifteen million, one hundred sixty one thousand, eight hundred fifty nine Reais and sixty nine cents) yet to be released.

SECOND PARAGRAPH
----------------
By no means will there be an incidence of the established in Sole Paragraph of Second Clause of the CONTRACT over the amount of credit.


                                     SECOND
                                     ------


PARCELS OF CREDIT AND DEADLINE FOR AMORTIZATION
-----------------------------------------------
The main of the debt resulting from the CONTRACT must be paid to BNDES in the following manner:

I) R$ 78,085,179.07 (seventy eight million, eight five thousand, one hundred seventy nine Reais and seven cents) in 67 (sixty seven) monthly and successive installments, calculated according to the formula presented in Sixth Paragraph of AMENDMENT n. 1, being the first installment due on March 15, 2002, keeping the established in Twenty Fifth Clause of the CONTRACT, and the last installment due on September 15, 2007, keeping the established in the following Paragraphs.; and

II) R$ 22,681,813.50 (twenty two million, six hundred eight one thousand, eighty hundred and thirteen Reais and fifty cents) in 15(fifteen) monthly and successive installments calculated according to the formula presented in Sixth Paragraph of AMENDMENT n. 1, being the first installment due on October 15, 2007, keeping the established in Twenty Fifth Clause of the CONTRACT, with the BENEFICIARY committing itself to liquidate, with the last installment due on December 15, 2008, all the obligations derived from the CONTRACT , keeping the established in the following Paragraphs.


FIRST PARAGRAPH
---------------
The stated periods for amortization foreseen in topics I and II of the caption of this Clause may be reduced due to the established in Eleventh Clause of the CONTRACT and in Fifth Clause of AMENDMENT n. 1 , keeping the established in Second and Third Paragraphs, revoking thus the Third Paragraph of Tenth Clause of the CONTRACT.


SECOND PARAGRAPH
----------------
In case the deadline for amortization foreseen in topic I of the caption of this Clause be advanced, the due date of the first installment of the period for amortization of the parcel of credit foreseen in topic II of the caption of this Clause will also be anticipated, in way so that the first installment may always be due on the 15th of the month following the end of the period for amortization foreseen in the above mentioned topic I.


THIRD PARAGRAPH
---------------
The assets released from the celebration of present Amendment n. 2 will be considered as part of the parcel of credit foreseen in topic I of the caption of this Clause.


FOURTH PARAGRAPH
----------------
The installments paid before the celebration of the present Amendment will not be recalculated due to the alteration of the amount of credit or of the alteration of the deadline for amortization.

                                     THIRD
                                     -----


CELEBRATION OF ANOTHER CONTRACT AMENDMENT
-----------------------------------------
After the accounting of the operations of the Energy Wholesale Market (Mercado Atacadista de Energia)- MAE, discriminating who the creditors of the parcel concerning the debt agreement between distributors and generators relative to the free energy obtained during the validity of the Emergency Program For Reduction of Electricity Consumption, the percentage which Seventh Clause of the CONTRACT refers to will be revised by the parties, in a way to reflect the increase of income resulting from the extraordinary fee re-composition, excluding the parcel regarding free energy, as well as the increase of income derived from the tariff growth associated to the compensation of the amount owed to the BENEFICIARY entitled as recovery of the variations observed in the accounting period of 2001 of items of " Parcel A" (Parcela A"), whichever the case be.


                                     FOURTH
                                     ------


DECLARATION, GUARANTEES AND RIGHTS
----------------------------------
The BENEFICIARY declares and guarantees that the celebration of this Amendment
n. 2 and the fulfillment of its obligations does not constitute a violation or non-fulfillment of any contract, agreement or other instruments which the BENEFICIARY is part of or to which it is attached.


                                     FIFTH
                                     -----


AVAILABILITY OF CREDIT
----------------------
The credit will be available to the BENEFICIARY, in installments, after the fulfillment of the probationary conditions of utilization stated in Nineteenth Clause of the CONTRACT and Sixth Clause of AMENDMENT n. 1 conditioned to the effective transfer of funds by the National Treasury.


                                     SIXTH
                                     -----

RATIFICATION
------------
All the clauses and conditions of the CONTRACT and of AMENDMENT n. 1 are ratified by the agreeing parties and the INTERVENING PARTIES, when those do not collide with what has been established in this Attachment n. 2, keeping the guarantees given in the mentioned CONTRACT, not mattering the present attachment in its innovation.

                                    SEVENTH
                                    -------

REGISTRY
--------
The BENEFICIARY is obligated to proceed to the registration of this Attachment, in microfilm and CD-ROM, with the number 541596 on February 22, 2002, at the 4th register of deeds and documents of the county of Rio de Janeiro, State of Rio de Janeiro and register n190.533, book 8, n 197, at February 21, 2002, at 4nd register of deeds and documents of the county of Campo Grande, State of Mato Grosso do Sul, , mentioned in the introduction of this instrument, in the period of 30 (thirty) days counting from this present date.


The BENEFICIARY has presented the Negative Debt Certificate (Certidao Negativa de Debito)- CND n. 85272002-06001020, issued on September 3, 2002, issued by the National Social Insurance Institute (Instituto Nacional do Seguro Social)- INSS

The pages of the present Instrument are signed by Elizabeth Pinheiro Correa, lawyer of BNDES, by authorization of the legal representatives who sign it.

And having amongst themselves agreed upon this Contract as just and contracted , the parties hereto have hereunto signed the present document in 04 (four) copies, of equal content and for one sole effect, in the presence of the witnesses signed below.


Rio de Janeiro, October , 2002
signature sheet of Amendment n. 2 to the Contract of Financing Through Opening of Credit n. 02.2.053.3.1




By BNDES:
---------


/s/ Isaac Roffe Zagury
/s/ Mariza Gianinni
--------------------------------------------------------------------------------
          BANCO NACIONAL DE DESENVOLVIMENTO ECONOMICO E SOCIAL- BNDES




By the BENEFICIARY:
-------------------

/s/ Sergio Pereira Pires
/s/ Antonio Soares Diniz
--------------------------------------------------------------------------------
            EMPRESA ENERGETICA DE MATO GROSSO DO SUL S.A. - ENERSUL





By the INTERVENING PARTIES:




--------------------------------------------------------------------------------
                  AGENCIA NACIONAL DE ENERGIA ELETRICA - ANEEL
                  --------------------------------------------





--------------------------------------------------------------------------------
                              BANCO DO BRASIL S.A.
                              --------------------

WITNESSES:
----------


_____________________________       _______________________________